                  	SECURITIES AND EXCHANGE COMMISSION

                      	Washington, D.C. 20549

                 	-------------------------------------

                             	FORM 8-K

                          	CURRENT REPORT

                	Pursuant to Section 13 or 15(d) of the
                  	Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): April 17, 1997

                           	TCSI Corporation
        	(Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

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Item 5.  Other Events.

         On April 17, 1997, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                              	SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            	TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: April 17, 1997

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                            	INDEX TO EXHIBITS

28.  Press Release, dated April 17, 1997

             	TCSI CORPORATION REPORTS FIRST QUARTER RESULTS

For Immediate Release
	For additional information contact:
		TCSI Corporation
		Investor Inquiries:
			Leigh Salvo - (510) 749-8653

TCSI Corporation reports first quarter results

ALAMEDA, California - April 17, 1997 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, today announced revenues of $9.8 million for the first quarter ended March 31, 1997. Revenues for the same period last year were $18.5 million, which included nearly $7 million from non-telecom business units which were discontinued in 1996. The Company also reported a net loss of $0.6 million for the first quarter of 1997, compared to net income of $2.6 million for the same period in 1996. The first quarter 1997 loss per share was $0.03, compared to earnings per share of $0.13 last year.

"After the substantial losses in the second half of 1996, we are encouraged by the fact that TCSI is approaching profitability more rapidly than expected. Further, bookings in the first quarter of 1997 were nearly three times greater than telecom bookings in the first quarter of 1996. Based on my review of the sales pipeline and with our efforts now focused entirely on the telecom industry, I believe we are well positioned for favorable year-over-year comparisons in bookings throughout 1997," said Ram Banin, president and chief operating officer. "During the first quarter of 1997, we met several significant milestones, including the completion of an equipment network management pilot for a major Japanese carrier, the delivery of the first phase of a communications interface for an international carrier, and the acceptance of an operational support system for a Middle Eastern carrier."

"Services costs as a percent of services revenues were 65 percent for the first quarter of 1997, higher than our historical levels, but significantly improved from 85 percent in the fourth quarter of 1996. Since early 1996, TCSI has been investing in the completion of customer solutions that we believe will ultimately result in valuable references and incremental additions to our product lines. In addition, TCSI invested nearly $1.5 million, or 15 percent of revenues, on internally funded product development in the first quarter of 1997, primarily on SolutionCore, TCSI's application development and deployment environment for building scalable, distributed operational support systems," said Paul Farmer, chief financial officer. "Selling, general, and administrative expenses decreased eight percent, year-over-year, and nearly forty percent sequentially, in line with the Company's objective to reduce SG&A spending on an annual basis by twenty percent by the end of 1997."

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"Historically, the telecom industry has required highly customized solutions. Today, customers are increasingly demanding more component-based solutions that can be modified to meet specific customer needs," added Banin. "Because TCSI works closely with customers worldwide, we are ready to respond to these challenges to deliver solutions that meet their long-term business needs."

TCSI Corporation Products and Services
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI offers SolutionServices(, a full range of services including consulting, customized development, deployment, maintenance, and training. SolutionCore(, TCSI's industry-leading application environment, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI's SolutionSuites( are integrated packages of application components to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks.

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks include: the timing of significant customer orders, the relative proportion of services and software licensing fees, and capital spending patterns of the Company's customers. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For further information on TCSI Corporation, please call our automated faxback line at (800) 264-1603 or join us on the World Wide Web at http://www.tcsi.com.

TCSI, SolutionCore, SolutionSuites, and SolutionServices are trademarks of TCSI Corporation. All other product and services listed herein are trademarks of their respective companies.

                               	####

            Unaudited Summary Income Statement Information
             (In thousands, except for per share amounts)

                                            	Three months ended March 31,
                                                   	1997       	1996
                                                	---------   	---------
Revenues*:
 	Services	                                      $   7,803    $  12,583
 	Software licensing fees                           	2,031       	3,116
                                                	---------   	---------
Total services and licensing fees                   	9,834      	15,699
 	Equipment, non-telecom                               	--       	2,839
                                                	---------   	---------
Total revenues                                      	9,834      	18,538

Costs and expenses:
 	Services                                          	5,143       	6,128
	 Equipment, non-telecom                               	--       	2,654
 	Product development                               	1,452	       1,004
 	Selling, general, and administrative              	4,838       	5,283
                                                	---------   	---------
Income (loss) from operations                      	(1,599)      	3,469

Interest income                                       	749         	282
                                                	---------   	---------
Income (loss) before income taxes                    	(850)      	3,751

Provision for (benefit from) income taxes            	(289)      	1,200
                                                	---------   	---------

Net income (loss)                               	$    (561)  	$   2,551
                                                	=========	   =========
Earnings (loss) per share (EPS)                 	$   (0.03) 	 $    0.13
                                                	=========   	=========
Shares used in calculation of EPS                  	21,343      	20,348
                                                	=========   	=========

[FN]
<FN1>*Revenues in the first quarter of 1996 include nearly $7 million from non-telecom business units which have been discontinued.



                 Unaudited Summary Balance Sheet Information
                              (In thousands)

                                                	March 31,    	December 31,
                                                  	1997           	1996
                                               	---------     	------------
Assets
Cash, cash equivalents, and investments        	$  51,763       	$  52,607
Receivables                                        	7,857          	12,522
Other receivables                                  	1,941           	2,042
Deferred income taxes                              	7,178           	7,178
Leasehold improvements, equipment, and
	furniture                                        	10,143           	9,234
Other assets                                       	2,862           	3,592
                                               	---------       	---------
Total assets                                   	$  81,744       	$  87,175
                                               	=========	       =========

Liabilities and Shareholders' Equity
Accounts payable and other accruals           	$    3,119      	$    7,263
Accrued compensation and related costs             	3,806           	4,705
Income taxes                                       	1,162           	1,597
                                                ---------        ---------
Total liabilities                                  	8,087	          13,565
Shareholders' equity                              	73,657          	73,610
                                               	---------       	---------
Total liabilities and shareholders' equity     	$  81,744       	$  87,175
	                                               =========       	=========

[FN]
<FN1> This financial information should also be read in conjunction with the Company's Form 10-Q to be filed with the Securities and Exchange
Commission.